EXCITE, INC.                                                       EXHIBIT 11.01
STATEMENT OF EARNINGS PER SHARE


                                                           THREE MONTHS ENDED
                                                                MARCH 31,
                                                         ----------------------
                                                           1997          1996
                                                         --------      --------
(In thousands, except per share amounts)
Shares used in computation of net loss per
     share:

PRIMARY:
   Average common shares outstanding
     during the period .............................       12,214         1,479

   Shares relating to SAB No. 64 and 83 ............         --           9,862
                                                         --------      --------

   Shares used in computing per share
     amounts .......................................       12,214        11,341
                                                         ========      ========
FULLY DILUTED:
   Average common share outstanding during
     the period ....................................       12,214         1,479

   Shares relating to SAB No. 64 and 83 ............         --           9,862
                                                         --------      --------

   Shares used in computing per share
     amounts .......................................       12,214        11,341
                                                         ========      ========

Net loss ...........................................     $ (8,784)     $ (5,644)
                                                         ========      ========

NET LOSS PER SHARE:

   Primary .........................................     $  (0.72)     $  (0.50)
                                                         ========      ========
   Fully Diluted ...................................     $  (0.72)     $  (0.50)
                                                         ========      ========